EXHIBIT 10.28

                          Supplement to

                      EMPLOYMENT AGREEMENT

                       Allan L. Goldstein


           The Compensation section of the Employment Agreement, between Allan L. Goldstein and Alpha 1 Biomedicals, Inc. dated December 1, 1991, is hereby amended to reflect a change in the compensation for the remaining term of the Agreement to an amount equal to a rate of $36,000 per annum for the remaining term of the Employment Agreement.

Accepted and agreed and to become effective the first payroll date in March 1996.

February 27,1996
                                   /s/ Michael L. Berman
                                   Michael L. Berman,
                                   President and
                                   Chief Executive Officer


                                   /s/ Allan L. Goldstein
                                   Allan L. Goldstein